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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   July 11, 1996
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                             STELAX INDUSTRIES LTD.
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             (Exact name of registrant as specified in its charter)



     British Columbia                  33-27667-FW                  NONE
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(State or other jurisdiction           (Commission              (IRS Employer
     of incorporation)                 File Number)          Identification No.)


4287-A BeltLine Road, #195, Dallas, Texas                           75244
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(Address of principal executive offices)                          (Zip Code)


(214) 416-7123
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Registrant's telephone number, including area code


                               Not Applicable
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         (Former name or former address, if changed since last report).
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ITEM 5.  OTHER EVENTS.

         On July 11, 1996, the Company finalized a listing of its Common Stock on the Le Nouveau Marche of the Paris Stock Exchange in Paris, France. In connection such listing, the Company sold an aggregate of 10,800,000 shares raising gross proceeds of approximately $10,800,000. The sales price for the shares in France was demoniated in French Francs.


         The Company intends to utilize the proceeds from the sale of such shares to make the final payment in the approximate amount of $1,000,000 for the Aberneath Steel Mill facility acquired by the Company in November, 1995 and the balance for general working capital purposes to commence production of stainless steel.

         The offering of the shares of Common Stock in France was not registered under the Securities Act of 1933 and the shares offered thereunder may not be offered or sold in the United States absence registration or an applicable exemption from the registration requirements.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STELAX INDUSTRIES LTD.



                                        /s/  Harmon S. Hardy, Jr.
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Date:  July 22, 1996                    Harmon S. Hardy, Jr., President
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